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                                                                    EXHIBIT 2.

                   SPENGLER CARLSON GUBAR BRODSKY & ROSENTHAL
                                ATTORNEYS AT LAW

                     280 PARK AVENUE, NEW YORK, N. Y. 10017


EDWARD BRODSKY                                                 COUNSEL
ROBERT S. CARLSON                                           JULIUS WEISS
EDMOND M. COLLER                                              --------
ANDREW DAVE                                                   TELEPHONE
MICHAEL I. FRIESS                                           (212) 286-4000
CARL FRISCHLING                                               --------
LEONARD GUBAR                                             CABLE "ROCKSCOURT"
HOWARD S. JACOBS                                              --------
GREGORY KATZ                                                TELEX 12-7596
CHARLES E. MATTHEWS, JR                                       --------
WILLIAM J. McSHERRY, JR.                                     TELECOPIER
J. EDWARD MEYER, III                                       (212) 682-4583
JOHN J. NOVAK, JR.
SUSAN J. PENRY-WILLIAMS
BRUCE A. RICH
IRWIN M. ROSENTHAL
LEONARD SCHNEIDMAN
THOMAS H. SEAR
SILAS SPENGLER




                                  May 11, 1983

AIM Distributors, Inc.
11 Greenway Plaza
Suite 1919
Houston, Texas 77046

           Re: Summit Investors Plans --
               Post-Effective Amendment No. 2
               Registration No. 2-76910

Gentlemen:

     AIM Distributors, Inc., a Delaware corporation ("AIM"), has filed with the Securities and Exchange Commission under the Investment Company Act of 1940 a Registration Statement, as amended, on Form N-8B-2 registering Summit Investors Plans as a unit investment trust of which AIM is Sponsor. AIM has also filed with the Securities and Exchange Commission under the Securities Act of 1933 Post-Effective Amendment No. 2 to its Registration Statement on Form S-6 (Registration No. 2-76910), covering the registration of Summit Investors Plans (the "Registration Statement").

     We have examined the form of certificate for Summit Investors Plans and also have examined the Custodian Agreement, dated September 24, 1982 (the "Custodian Agreement") under the terms of which Summit Investors Plans are issued.

     Based upon the foregoing and assuming that Certificates for Summit Investors Plans are (i) in the form in which we have examined them, (ii) executed by the Custodian and by AIM, and (iii) issued in the manner contemplated by such Plans, the Custodian Agreement and the Registration Statement, we are of the opinion that such Certificates will constitute legal,

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SPENGLER CARLSON GUBAR BRODSKY & ROSENTHAL


AIM Distributors
May 11, 1983
Page Two


valid and binding obligations of AIM in accordance with their respective terms.

     We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                  Very truly yours,

                                  /s/ SPENGLER CARLSON GUBAR BRODSKY & ROSENTHAL